THE COMMUNITY REINVESTMENT ACT
                            QUALIFIED INVESTMENT FUND

                                 Code of Ethics

I.    Legal Requirement.

      Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of The Community Reinvestment Act Qualified Investment Fund (the "Trust") in connection with the purchase or sale by such person of a security "held or to be acquired" by the
Trust:

            1.    To employ any device, scheme or artifice to defraud the Trust;

            2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

            4. To engage in any manipulative practice with respect to the Trust's investment portfolios.

II.   Purpose of the Code of Ethics.

      The Trust expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Trust's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

      In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Trust has determined to adopt this Code of Ethics on behalf of the Trust to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

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III.  Definitions.

      A.    An "Access Person" means: (1) each trustee or officer of the Trust;
            (2) each trustee, officer or employee (if any) of the Trust (or of any company in a control relationship to the Trust) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

            For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Trust's investment advisor or principal underwriter in compliance with Rule 17j-1 under the 1940 Act.

      B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Trust who is not also a director, officer, partner, employee or controlling person of the Trust's investment advisor, servicing agent, custodian or distributor.

      C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

      D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Trust, or (2) is being or has been considered by the Trust or its investment advisor for purchase by the Trust. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by the Trust.

      E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      F.    "Investment Personnel" of the Trust means:

                  (i) Any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust.

                  (ii) Any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.


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      G.    A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

      H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

      I. "De Minimis Security" means securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

      J. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.   Policies of the Trust Regarding Personal Securities Transactions.

      A.    General Policy.

            No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

      B.    Specific Policies.

            1. Restrictions on Personal Securities Transactions By Access Persons Other Than Restricted Trustees and Restricted Officers.

                  a. Except as provided below in paragraph IV.B.1.d., no Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Trust's servicing agent prior to effecting such security transaction.

                        A written authorization for such security transaction will be provided by the servicing agent's Compliance Officer to the person receiving the authorization (if granted) and to the Trust's servicing agent to memorialize the oral authorization that was granted.


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

                        Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the servicing agent's Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

                  b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                  c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment advisor that the same Covered Security is being considered for purchase or sale for the Trust.

                  d. The pre-clearance requirements contained in paragraph IV.B.1.a, above, shall not apply to the following securities ("Exempt Securities"):

                        i.    Securities that are not Covered Securities;

                        ii.   De Minimis Securities;

                        iii. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

                        iv. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Trust.

                        v. Securities acquired as a part of an automatic dividend reinvestment plan.

                        vi. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


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                        vii.  Securities which the Trust's investment portfolio
                              is not permitted to purchase under the investment objectives and policies set forth in the Trust's then current prospectus(es) under the Securities Act of 1933 or the Trust's registration statement on Form N-1A.

                  e. The pre-clearance requirement contained in paragraph IV.B.1.a, above, shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Compliance Officer.

            2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

                  The Trust recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Trust. In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Trust or considered for purchase or sale by the Trust to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Trust or are considered for purchase or sale by the Trust. Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, as follows:

                  a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Trust or considered for the purchase or sale by the Trust.

                  b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security (1) on a day when any portfolio of the Trust has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment advisor that the same Covered Security is being considered for purchase or sale for any portfolio of the Trust.


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V.    Procedures.

            In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

            A. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will submit to the administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned(1) by the Access Person except as stated below. The Initial Holdings Report must be submitted within ten days of becoming an Access Person and must contain information current as of a date no more than 45 days prior to becoming an Access Person. The Initial Holdings Report must include the title of each security, the number of shares held, and the principal amount of the security as well as a list of any securities accounts maintained with any broker, dealer or bank.

            B. Each Access Person of the Trust other than a trustee who is not an "interested person" of the Trust (as defined in the 1940 Act) will also submit to the administrator an Annual Holdings Report attached hereto as Exhibit A no later than thirty days after the end of the calendar year. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted. Except as stated below, the Annual Holdings Report must list all Covered Securities beneficially owned by the Access Person, the title of --- each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.


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(1) You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

      (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

      (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

            For interpretive guidance on this test, you should consult counsel.


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            C.    Each Access Person of the Trust other than a Restricted
                  Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of the Trust's servicing agent, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

            D. Except as stated below, each Access Person of the Trust, other than a trustee who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit B to the Trust's servicing agent, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.(2) Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Trust need not make a quarterly transaction report under this paragraph with respect to transactions effected pursuant to an Automatic Investment Plan or if all of the information required by this paragraph V.D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V.C. and is received by the servicing agent in the time period stated above.

            E. Each trustee who is not an "interested person" of the Trust need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.D. to the servicing agent, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Trust.

            F. The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.


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(2) See footnote 1 above.


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

            G. The servicing agent of the Trust shall notify each Access Person of the Trust who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

            H. The servicing agent of the Trust shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Trust's Board of Trustees:

                  a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                  b. apparent violations of the reporting requirement stated herein.

            I. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Trust. The Board shall review the operation of this Code of Ethics at least once a year.

            J. The Trust's investment advisor and principal underwriter(3) shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act, and shall forward to the Trust's servicing agent and the Trust's counsel copies of such codes and all future amendments and modifications thereto. The Board of Trustees, including a majority of the trustees who are not "interested persons" of the Trust (as defined in the 1940
                  Act), shall approve this Code of Ethics, and the codes of ethics of each investment advisor and principal underwriter of the Trust, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Trust from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. The Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment advisor's or principal underwriter's code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change. Before approving any material amendments to the investment adviser's or principal underwriter's code of ethics, the Board must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics and under Rule 17j-1 under the 1940 Act.


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(3) The provisions of Rule 17j-1 only apply to principal underwriters if: (a)
the principal underwriter is an affiliated person of the Trust or of the Trust's investment adviser; or (b) an officer, director or general partner of the principal underwriter serves as an officer, trustee, or general partner of the Trust or of the Trust's investment adviser.


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

            K. At each quarterly Board of Trustees' meeting the servicing agent (on behalf of the Trust), investment advisor and principal underwriter of the Trust shall provide a written report to the Trust's Board of Trustees stating:

                  a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Trust's investment advisor or principal underwriter; and

                  b. all disciplinary actions(4) taken in response to such violations.

            L. At least once a year, the Trust's servicing agent shall provide to the Board with respect to this Code of Ethics and the Trust's investment advisor and principal underwriter shall provide to the Board with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) describes any issues arising under the code of ethics or procedures since the last report, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

            M. This Code, the codes of the investment advisor and principal underwriter, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report by an Access Person, any written report hereunder by the Trust's servicing agent, investment advisor or principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Trust's records for the period and in the manner required by Rule 17j-1.


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(4) Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, or requiring the disgorgement of profits.


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VI.   Certification.

      Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.


                                               The Board of Trustees of
                                               The Community Reinvestment
                                                 Act Qualified Investment Fund


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                                    Exhibit A

                         The Community Reinvestment Act
                            Qualified Investment Fund
                                  (the "Trust")

                                 Holdings Report

            For the Year/Period Ended December 31, 2004

            [ ] Check Here if this is an Initial Holdings Report

To: Declaration Service Company, as Servicing Agent of the Trust

            As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Trust:

             Title of                   Number              Principal
             Security                 of Shares               Amount
             --------                 ---------             ---------


            The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

            For Initial Holdings Reports: This report contains information current as of a date no more than 45 days prior to the date of becoming an Access Person.

            For Annual Holdings Reports: This report contains information current as of a date no more than 45 days before the report is submitted.

            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                         Signature:
     -------------------------------                    ------------------------

                                              Print Name:
                                                         -----------------------

                                    Exhibit B

                         The Community Reinvestment Act
                            Qualified Investment Fund
                                  (the "Trust")

                          Securities Transaction Report

            For the Calendar Quarter Ended December 31, 2004

To:  Declaration Service Company, as Servicing Agent of the Trust

            During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust:

                                                                               Nature of              Broker/Dealer
                                                         Interest Rate        Transaction                or Bank
              Date of      Number of    Principal        and Maturity         (Purchase,               Through Whom
Security    Transaction      Shares       Amount     Date (if applicable)    Sale, Other)    Price       Effected
--------    -----------    ---------    ---------    --------------------    ------------    -----    -------------

            During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

            1. The name of the broker, dealer or bank with whom I established the account:

            2.    The date the account was established:

            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                         Signature:
     -------------------------------                     -----------------------

                                              Print Name:
                                                         -----------------------

                                    Exhibit C

                         The Community Reinvestment Act
                            Qualified Investment Fund
                                  (the "Trust")

                               ANNUAL CERTIFICATE

            Pursuant to the requirements of the Code of Ethics of the Trust, the undersigned hereby certifies as follows:

            1.    I have read the Trust's Code of Ethics.

            2. I understand the Code of Ethics and acknowledge that I am subject to it.

            3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.


         Date:
                                                      --------------------------
                                                              Print Name


                                                      --------------------------
                                                               Signature